UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 22, 2019

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2019, PG&E Corporation (the “Corporation”) entered into a Settlement Agreement (the “Settlement Agreement”) with BlueMountain Capital Management, LLC (“BlueMountain”).

Also on April 22, 2019, Richard C. Kelly resigned from the Board of Directors (the “Board”) of the Corporation and the Board of Directors (together with the Board of the Corporation, the “Boards”) of Pacific Gas and Electric Company (the “Utility”). In connection with the execution and delivery of the Settlement Agreement, and effective upon such resignation, Frederick W. Buckman was appointed to fill the resulting vacancies on the Boards.

Pursuant to the terms of the Settlement Agreement, the Corporation has agreed to propose an amendment, and recommend that the Corporation’s shareholders vote in favor of such amendment at the 2019 annual meeting of the shareholders of the Corporation, to the Corporation’s Restated Articles of Incorporation to increase the maximum size of the Board to fifteen members. Under the Settlement Agreement, subject to the approval of such amendment by the shareholders of the Corporation, the Boards will endeavor to select a person to be appointed to each of the Boards, taking into account such person’s clean energy/clean energy technology expertise, ties to the state of California, and expertise relating to the achievement of California’s clean energy goals. In addition, the Corporation has agreed to engage Christopher A. Hart to provide consulting services to the Chief Executive Officer of the Corporation regarding matters of safety.

The Settlement Agreement also includes, among other provisions, certain standstill commitments by BlueMountain and non-disparagement and voting commitments by each of BlueMountain and the Corporation. The description of the Settlement Agreement contained herein is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2019, Richard C. Kelly resigned from the Boards. The resignation of Mr. Kelly from the Boards does not involve any disagreement on any matter relating to the Corporation’s or the Utility’s operations, policies or practices. Also on April 22, 2019, in connection with the execution and delivery of the Settlement Agreement, Frederick W. Buckman was appointed to fill the resulting vacancies on the Boards.

The description of the Settlement Agreement contained herein is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01. Other Events

On April 22, 2019, the Corporation issued a press release announcing, among other things, the entry into the Settlement Agreement, the resignation of Richard C. Kelly and the addition of Frederick W. Buckman to the Boards. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Settlement Agreement, dated April 22, 2019, by and between PG&E Corporation and BlueMountain Capital Management, LLC.

Exhibit 99.1	Press release issued by PG&E Corporation on April 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: April 22, 2019	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: April 22, 2019	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary